Exhibit 99

                  IN THE COURT OF CHANCERY IN THE STATE OF DELAWARE

                             IN AND FOR NEW CASTLE COUNTY



          ----------------------------------------x
          SUSAN KAUFMAN, on behalf of herself:    :
          and all others similarly situated,      :
                                                  :
                    Plaintiff,                    :
                                                  :
               v.                                 :
                                                  :
          JACK NELSON, ROBERT SPIRA,              :     C.A. No. 14866
          SOL TRIEBWASSER, GARY A. KITTRELL,      :
          GEORGE A. SILVER, GEORGE AARON,         :
          JOHN A. LYNCH, JOSEPH DEROSE,           :
          BERNARD WEINER, ADVANCED MAMMOGRAPHY    :
          SYSTEMS, INC. and ADVANCED NMR          :
          SYSTEMS, INC.,                          :
                                                  :
                              Defendants.         :
          ----------------------------------------x


                                CLASS ACTION COMPLAINT
                               ______________________

               Plaintiff, by and through her attorneys, alleges upon

          information and belief, except as to paragraph 2, which she alleges upon personal knowledge, as follows:



                                 NATURE OF THE ACTION

                                 ____________________

               1.   This is a stockholders' class action on behalf of the

          public stockholders of Advanced Mammography Systems, Inc. ("AMS"

          or the "Company"), against certain officers and directors and the controlling shareholder of AMS to enjoin certain actions of the defendants related to the acquisition of the outstanding shares of AMS common stock by its majority controlling shareholder,

          defendant Advanced NMR Systems, Inc. ("NMR").

                                     THE PARTIES

                                     ___________

               2.   Plaintiff Susan Kaufman has been at all times relevant

          to the action,  and continues to be, an owner of 500 shares of

          AMS common stock.

               3.   Defendant AMS is a corporation duly organized and

          existing under the laws of the State of Delaware, with its principal executive offices located at 46 Jonspin Road,

          Wilmington, Massachusetts.  AMS is a development-stage company which was organized to acquire and develop proprietary technology from NMR in order to design, manufacture, and commercialize a dedicated magnetic resonance imaging ("MRI") system for breast imaging which can be used in the detection of breast tissue abnormalities and aid in the diagnosis of breast cancer.

               4.   Defendant NMR is also a Delaware corporation with its

          principal executive offices located at 46 Jonspin Road,

          Wilmington, Massachusetts.  NMR develops and manufactures

          ultrafast MRI technology for clinical applications and advanced research.  NMR owns 61% of the outstanding shares of AMS and, as controlling shareholder of AMS, owes fiduciary obligations of good faith, candor, loyalty  and fair dealing to the public minority shareholders of AMS.

               5.   Defendant Jack Nelson ("Nelson") is and has been at all

          relevant times the Chairman of AMS.  In addition, Nelson serves as the Chairman and Treasurer of NMR.

               6.   Defendant Robert Spira ("Spira") is and has been at all

          relevant times the Vice Chairman of AMS.  In addition, Spira is and has been at all relevant times the Vice Chairman and a director of NMR.

               7.   Defendants George Aaron, George A. Silver, Sol

          Triebwasser and John A. Lynch are and have been at all relevant times directors of AMS and NMR.  Defendants Gary A. Kittrell,

          Joseph DeRose and Bernard Weiner are and have been at all

          relevant times directors of AMS (collectively, with defendants

          Nelson and Spira, the "Individual Defendants").

               8.   By virtue of their positions as directors and/or

          officers of AMS and/or their exercise of control and dominant ownership over the business and corporate affairs of AMS, each and every of the Individual Defendants and NMR have, and at all relevant times had, the power to control and influence, and did control and influence AMS and cause it to engage in the practices complained of herein.  Each Individual Defendant and NMR owed and owes AMS and its stockholders fiduciary obligations and were and are required to:  use their ability to control and manage AMS in a fair, just and equitable manner; act in furtherance of the best interests of AMS and its stockholders; refrain from abusing their positions of control; and refrain from favoring their own

          interests at the  expense of AMS and its stockholders.

               9.   As discussed in detail below, NMR and the Individual

          Defendants, who control the actions of AMS, have breached their fiduciary duties to AMS's public stockholders by attempting to acquire the publicly-held minority shares of AMS for unfair and inadequate consideration.

               10.  Each defendant herein is sued individually as a

          conspirator and aider and abettor, and in the case of the

          Individual Defendants, in their capacity as directors and/or officers of AMS.  The liability of each arises from the fact that they have engaged in all or part of the unlawful acts, plans,

          schemes, or transactions complained of herein.



                               CLASS ACTION ALLEGATIONS

                              ________________________

               11.  Plaintiff brings this action on behalf of herself and as a class action,  pursuant to Rule 23 of the Rules of the Court of Chancery, on behalf of all other public stockholders of AMS

          (excluding defendants herein and any person, firm, trust,

          corporation, or other entity related to or affiliated with any of them and their successors  in interest), who are or will be threatened with injury arising from defendants' actions as more fully described herein (the "Class").

               12.  This action is properly maintainable as a class action for the following reasons:

                    (a)  The Class of stockholders for whose benefit this

          action is brought is  so numerous that joinder of all members is impracticable.  As of March 15, 1995, AMS had approximately 6.5 million shares of common stock outstanding, collectively held by approximately 77 stockholders of record and many beneficial owners.  Members of the Class are scattered throughout the United

          States.

                    (b)  There are questions of law and fact which are

          common to the Class  and which predominate over questions

          affecting any individual Class member, including whether the defendants have breached the fiduciary duties owed by them to plaintiff and other members of the Class by reason of the acts described herein.

                    (c)  Plaintiff's claims are typical of the claims of

          the Class in that all members of the Class will be damaged by the defendants' actions.

                    (d)  Plaintiff is committed to the vigorous prosecution

          of this action and has retained competent counsel experienced in litigation of this nature.  Plaintiff is an adequate

          representative of the Class and anticipates that there will not be any difficulty in the management of this litigation as a class action.

                    (e)  The prosecution of separate actions by individual

          members of the  Class would create a risk of inconsistent or varying adjudications with respect to individual members of the

          Class which would establish incompatible standards of conduct for the party opposing the Class.

                    (f)  Defendants have acted and will continue to act on

          grounds generally  applicable to the Class, thereby making appropriate, inter alia, final injunctive or corresponding

                       _____ ____

           declaratory relief with respect to the Class as a whole.



                               SUBSTANTIVE ALLEGATIONS

                               _______________________

               13.  Except for skin cancer, which has a low mortality rate,

          breast cancer strikes women more frequently than any other form of cancer.  Breast cancer is second to lung cancer in the number of cancer deaths among women.

               14.  In the United States, National Cancer Institute

          guidelines recommend that women over 50 undergo an annual

          screening for breast cancer.  Screening exams which result in early detection of the disease lead to increased survival rates among breast cancer patients.  Approximately 25 million screening procedures were performed in 1995, generally utilizing

          conventional x-ray and ultrasound equipment.

               15.  However, screening x-ray mammography results in

          ambiguous or indeterminate findings in 15-20% of the patients tested.

               16.  MRI imaging, a well-established technique, provides

          medical images for the diagnosis and detection of disease.  The systems use magnets, digital computers and controlled radio waves to derive cross-sectional (two-dimensional) and volume (three-

          dimensional) pictures of human anatomy, which can be displayed either on film or a video monitor.  MRI imaging provides

          information about the concentration and the  physical and

          chemical environment of atomic nuclei within the body, without the need for invasive surgery.  Furthermore, MRI does not use ionizing radiation, thus, it is relatively risk-free.

               17.  Current commercially available MRI systems are whole

          body scanners, which are very large and expensive for discrete uses such as breast imaging.  Accordingly, AMS was organized in

          July 1992 to design, manufacture, and commercialize a dedicated

          (or partial body) MRI system for breast imaging which can be used to detect and characterize breast tissue abnormalities.

               18.  In January 1993, AMS completed a public offering of

          1,483,500 shares of common stock at $6.00 per share.  The

          offering proceeds were used for the repayment of debt, for research and development and for working capital.

               19.  On April 15, 1994, defendant Nelson stated

          affirmatively:  "we believe that the market for MR mammography is already forming, and that Advanced Mammography Systems will be a premier provider of such systems."

               20.  On June 24, 1994, AMS announced at its annual meeting of shareholders that it had successfully obtained images with components used on its dedicated MRI mammography system.  William

          H. Voorheis, President and Chief Operating Officer, stated:

                    This is an epic milestone for the Company. The successful imaging of our dedicated MR mammography system is the first step to delivering MR technology for breast imaging at greatly reduced cost while improving breast cancer detection.

               21.  In February 1995, AMS filed a 501(k) application with the U.S. Food and Drug Administration (the "FDA") seeking

          clearance for commercial sale and use of its Aurora dedicated MR

          Breast Imaging System.

               22.  On September 28, 1995, AMS announced that it had

          entered an agreement with the University of Texas Medical Branch at Galveston ("UTMB") for its first Aurora system installation -

          for clinical evaluation at UTMB's Breast Imaging Center.

               23.  In connection with the UTMB announcement, Peter B.

          Roemer, Ph.D., executive vice president of research and

          technology for AMS stated:

                    The Aurora system was designed for patient comfort and user-friendly operation, as well as maximum image resolution. We are confident it will ultimately become an important tool in more accurately diagnosing breast disease for high risk women for whom conventional x-ray mammography is insufficient.

          According to NMR's most recent 10-K, "the unit will be shipped to the University's Breast Imaging Clinic in February 1996."

               24.  NMR's 1995 10-K also stated that:  "AMS is negotiating with several other breast imaging centers to establish additional beta test sites for this product and is engaged in pre-market activities to educate potential customers about the products capabilities."

               25.  AMS is thus poised for substantial future growth and

          profitability.  Reflecting its promising prospects, its stock traded as high as $15 per share as recently as June 1995.

               26.  In contrast, NMR, according to its most recent 10-K,

          realized a net loss  of $1,677,758 or $.07 per share for the nine months ended September 30, 1995.

               27.  On February 5, 1996, AMS and NMR announced that they

          had entered into a definitive merger agreement (the "Agreement").

          Pursuant to the Agreement, the two companies would merge in a stock swap transaction and AMS shareholders would receive $2.625 in NMR common stock for each AMS share, subject to certain conditions.

               28.  AMS and NMR further announced that the actual number of

          NMR shares to be issued for each AMS share will be determined by dividing $2.625 by the average closing price of NMR common stock over a 30 day trading period ending five days prior to the closing of the transaction, up to a limit of 1.297059 NMR shares for each share of AMS common stock.  Therefore, the number (and value) of NMR shares to be received is capped.

               29.  The Agreement is timed to take advantage of the

          Company's severely  depressed share price, which is currently well below its 52-week high of $15 1/4.  Moreover, the Company will soon realize the substantial benefits of its much-touted

          Aurora system, which has not yet been fully reflected in the price of AMS's stock.  NMR has breached its fiduciary duties by failing to offer consideration to the Company's minority

          shareholders which takes into account the future financial prospects of the Company's products as well as its important new-product developments.

               30.  Furthermore, in 1992, AMS was granted by NMR a

          perpetual, worldwide  exclusive, royalty-free license for all of

          NMR's proprietary technology if useful in connection with

          developing a dedicated MRI system for mammography (the "Field of

          Use").  Additionally, AMS has been granted a 50% interest in any entity which may be organized by NMR to develop dedicated use MRI scanners outside the Field of Use and a 50% interest in any net profits derived by NMR from the sale or license of dedicated use

          MRI systems based on information outside the Field of Use.  By virtue of the Agreement, NMR seeks effectively to rescind its licensing agreement and appropriate to its exclusive use AMS's lucrative corporate opportunity.

               31.  By reason of its position as a majority stockholder of

          AMS, NMR is in possession of non-public information concerning

          AMS, which it and the Individual Defendants have not disclosed to

          AMS's public stockholders.

               32.  The proposed merger offer to AMS's public stockholders does not represent the true value of the Company and is

          unconscionable, unfair and grossly inadequate and constitutes unfair dealing.

               33.  The proposed transaction will deny class members their right to share proportionately in the true value of AMS's

          valuable and profitable business, and future growth in profits and earnings, at a time when the Company is poised to

          dramatically increase its profitability.

               34.  Defendants' fiduciary obligations require them to:

                    (a)  act independently so that the interests of AMS's

          public stockholders will be protected;

                    (b)  adequately ensure that no conflicts of interest

          exist between defendants' own interests and their fiduciary obligation of entire fairness or, if such conflicts exist, to ensure that all the conflicts are resolved in the best interests of AMS's public stockholders; and

                    (c)  provide AMS stockholders with independent

          representation in the negotiations with NMR.

               35.  Because NMR controls over 60% of AMS, no auction or

          market check can be effected to establish AMS's worth through arms-length bargaining.  Thus, NMR has the power and is

          exercising its power to acquire AMS's minority shares and dictate terms which are in NMR's best interest, without competing bids and regardless of the wishes or best interests of the Class members.

               36.  Defendants' purported review of the transaction by a

          special committee of AMS's "independent directors" which,

          according to defendants, has reviewed the agreement and found it to be fair to the Company's shareholders from a financial point of view, is insufficient.  As stated above, each of AMS's

          directors, with the exception of defendants Kittrell, DeRose and

          Weiner, is also a director and/or officer of NMR.  Defendants

          Kittrell, DeRose and Weiner are dependent upon the remaining directors and NMR for their positions as directors and the substantial benefits that result from that position.  In

          addition, all of the AMS directors have intermingled personal and business relationships.  Thus, each of the Individual Defendants suffers from disabling conflicts of interest in that their desire to remain entrenched in their positions at AMS and advance the interests of NMR are in conflict with their obligation to

          maximize shareholder value and secure fair value for AMS's minority shareholders.

               37.  The AMS Board, dominated and controlled by individuals and entities whose ownership interests predated the public offering, have agreed to the proposed transaction because their desire is to convert their AMS investment at this time, at a substantial premium over their cost, notwithstanding that class

                                   _____

           members will be receiving substantially less than they paid in the public offering and in the open market.  Moreover, the public minority was induced to purchase AMS stock based upon the

          long-term value of their investment as touted in the Prospectus.

               38.  By reason of the foregoing, defendants have violated

          the fiduciary duties which each of them owes to plaintiff and the other members of the Class.

               39.  Each of the defendants has rendered substantial

          assistance in the accomplishment of the wrongdoing complained of herein.  In taking the actions, as particularized herein, to aid and abet and substantially assist the wrongs complained of, all defendants acted with an awareness of the primary wrongdoing and realized that their  conduct would substantially assist the accomplishment of that wrongdoing and were aware of their overall contribution to the conspiracy, common scheme and course of wrongful conduct.

               40.  By reason of the foregoing, defendants have wrongfully participated in unfair dealing toward the members of the Class and have engaged in and have substantially assisted and aided and abetted each other in breaching fiduciary duties owed to

          plaintiff and other members of the Class.

               41.  By virtue of the acts and conduct alleged herein, NMR and the Individual Defendants are not complying with their fiduciary duties and are carrying out a preconceived plan and scheme to advance NMR's interests at the expense of AMS's public shareholders.

               42.  Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and may consummate the proposed

          transaction, which will exclude the Class from its fair

          proportionate share of AMS's valuable products and businesses,

          all to the irreparable harm of the Class, as aforesaid.

               43.  Plaintiff and the other Class members are immediately threatened by the acts and transactions complained of herein,

          which have caused and will cause them irreparable injury.

               44.  Plaintiff and the Class have no adequate remedy at law.

               WHEREFORE, plaintiff demands judgment and preliminary and

          permanent relief, including injunctive relief, in her favor and in favor of the Class and against defendants as follows:

                    A.   Declaring that this action is properly

          maintainable as a class action, and certifying plaintiff as a class representative;

                    B.   Declaring that the defendants and each of them

          have committed or participated in a gross abuse of trust and have breached their fiduciary duties to plaintiff and other members of the Class or aided and abetted such breaches;

                    C.   Enjoining the proposed transaction and, if the

          transaction is consummated, rescinding the transaction;

                    D.   Awarding plaintiff and the Class compensatory

          damages and/or rescissory damages;

                    E.   Awarding plaintiff the costs and disbursements of

          this action, including allowance for reasonable plaintiff's attorneys' and experts' fees; and

                    F.   Granting such other, and further relief as this

          Court may deem to be just and proper.



          Dated:  February 26, 1996

                              ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.


                           By:________________________________________
                              First Federal Plaza, Suite 214
                              P.O.Box 1070
                              Wilmington, DE 19899-1070
                              (302)656-4433
                              Attorneys for Plaintiff
          OF COUNSEL:


          David J. Bershad
          Steven G. Schulman
          U. Seth Ottensoser
          MILBERG WEISS BERSHAD
           HYNES & LERACH LLP
          One Pennsylvania Plaza
          New York, NY 10119
          (212) 594-5300

          PETER FISCHBEIN, ESQ.
          777 Terrace Avenue
          Hasbrouck Heights, N.J. 07604
          (201) 288-8220